Exhibit 99.4

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion, Peru Federal Savings Bank (“Peru Federal”) will convert from the mutual (meaning no stockholders) form of organization to the stock form of organization. To accomplish the conversion, PFS Bancorp, Inc. (“PFS Bancorp”), a newly formed Maryland corporation that will become the holding company of Peru Federal, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus, a Stock Order Form, Proxy Materials and a Questions and Answers Brochure describing the conversion and stock offering.

To further our commitment to our local community, we intend to establish and fund a charitable foundation, the Peru Federal Savings Charitable Foundation, Inc., as part of the conversion and stock offering. We intend to contribute to our charitable foundation 40,000 shares of common stock and $100,000 in cash, for an aggregate contribution of $500,000 based on the $10.00 per share purchase price.

The purpose of the charitable foundation is to provide financial support to charitable organizations in our market area and to enable the communities that we serve to share in our long-term growth. Our charitable foundation will be dedicated exclusively to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

THE PROXY VOTE:

Your vote is extremely important for us to complete the conversion and stock offering. Although we have received conditional regulatory approval to implement the plan of conversion, we must receive the approval of the eligible depositors of Peru Federal. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION AND “AGAINST” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Peru Federal. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” BOTH PROPOSALS.

Please note:

•	The proceeds resulting from the sale of stock by PFS Bancorp will support our business strategy.

•	There will be no change to account numbers, interest rates or other terms of your deposit accounts or loans at Peru Federal.

•	Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption.
•	You will continue to enjoy the same services with the same board of directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our stock offering.

THE STOCK OFFERING:

As an eligible depositor of Peru Federal, you have non-transferable rights, but no obligation, to subscribe for shares of common stock in our Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered for sale at $10.00 per share, and there will be no sales commission charged to purchasers in the stock offering. The enclosed Prospectus describes the stock offering in more detail. Please read the Prospectus carefully before making an investment decision.

If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Peru Federal’s main office, located at 1730 Fourth Street, Peru, Illinois, or by mail using the Stock Order Reply Envelope provided. Original Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central time, on June 15, 2023. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future as a PFS Bancorp, Inc. stockholder. Thank you for your continued support as a Peru Federal customer.

Sincerely,

Eric J. Heagy

President, Chief Executive Officer and Chief Financial Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

QUESTIONS?
Call our Stock Information Center at 1-(800) 945-8598,
from 9:00 a.m. to 3:00 p.m., Central time, Monday through Friday, except bank holidays.

PFS-M

Dear Valued Depositor:

I am pleased to tell you that pursuant to a plan of conversion, Peru Federal Savings Bank (“Peru Federal”) will convert from the mutual (meaning no stockholders) form of organization to the stock form of organization.

To further our commitment to our local community, we intend to establish and fund a charitable foundation, the Peru Federal Savings Charitable Foundation, Inc., as part of the conversion and stock offering. We intend to contribute to our charitable foundation 40,000 shares of common stock and $100,000 in cash, for an aggregate contribution of $500,000 based on the $10.00 per share purchase price. The purpose of the charitable foundation is to provide financial support to charitable organizations in our market area and to enable the communities that we serve to share in our long-term growth. Our charitable foundation will be dedicated exclusively to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

THE PROXY VOTE:

Your vote is extremely important for us to complete the conversion and stock offering. Although we have received conditional regulatory approval to implement the plan of conversion, we must receive the approval of the eligible depositors of Peru Federal. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION AND “AGAINST” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Peru Federal. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” BOTH PROPOSALS.

THE STOCK OFFERING:

Although you may vote on the plan of conversion, we regret that Peru Federal is unable to offer its shares of common stock to you because of the small number of customers in your jurisdiction makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical.

Thank you for your continued support as a Peru Federal customer.

Sincerely,

Eric J. Heagy

President, Chief Executive Officer and Chief Financial Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

QUESTIONS?
Call our Stock Information Center at 1-(800) 945-8598,
from 9:00 a.m. to 3:00 p.m., Central time, Monday through Friday, except bank holidays.

PFS-M-B

Dear Friend:

I am pleased to tell you about an investment opportunity. PFS Bancorp, Inc. (“PFS Bancorp”), a newly formed Maryland corporation and the proposed holding company of Peru Federal Savings Bank (“Peru Federal”), is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers in the stock offering. The stock offering is being conducted pursuant to a plan of conversion that provides for the conversion of Peru Federal from the mutual (meaning no stockholders) form of organization to the stock form of organization.

To further our commitment to our local community, we intend to establish and fund a charitable foundation, the Peru Federal Savings Charitable Foundation, Inc., as part of the conversion and stock offering. We intend to contribute to our charitable foundation 40,000 shares of common stock and $100,000 in cash, for an aggregate contribution of $500,000 based on the $10.00 per share purchase price. The purpose of the charitable foundation is to provide financial support to charitable organizations in our market area and to enable the communities that we serve to share in our long-term growth. Our charitable foundation will be dedicated exclusively to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Our records indicate that you were a depositor of Peru Federal as of the close of business on December 31, 2021 or March 31, 2023, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock in our Subscription Offering before any shares are offered for sale to the general public. The enclosed Prospectus describes the offering in more detail. Please read the Prospectus carefully before making an investment decision.

If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Peru Federal’s main office, located at 1730 Fourth Street, Peru, Illinois, or by mail using the Stock Order Reply Envelope provided. Original Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central time, on June 15, 2023. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a PFS Bancorp, Inc. stockholder.

Sincerely,

Eric J. Heagy

President, Chief Executive Officer and Chief Financial Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

QUESTIONS?
Call our Stock Information Center at 1-(800) 945-8598,
from 9:00 a.m. to 3:00 p.m., Central time, Monday through Friday, except bank holidays.

PFS-F

Dear Potential Investor:

I am pleased to tell you about an investment opportunity. PFS Bancorp, Inc., a newly formed Maryland corporation and the proposed holding company of Peru Federal Savings Bank (“Peru Federal”), is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers in the stock offering. The stock offering is being conducted pursuant to a plan of conversion that provides for the conversion of Peru Federal from the mutual (meaning no stockholders) form of organization to the stock form of organization.

To further our commitment to our local community, we intend to establish and fund a charitable foundation, the Peru Federal Savings Charitable Foundation, Inc., as part of the conversion and stock offering. We intend to contribute to our charitable foundation 40,000 shares of common stock and $100,000 in cash, for an aggregate contribution of $500,000 based on the $10.00 per share purchase price. The purpose of the charitable foundation is to provide financial support to charitable organizations in our market area and to enable the communities that we serve to share in our long-term growth. Our charitable foundation will be dedicated exclusively to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Please read the enclosed Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Peru Federal’s main office, located at 1730 Fourth Street, Peru, Illinois, or by mail using the Stock Order Reply Envelope provided. Original Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central time, on June 15, 2023. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a PFS Bancorp, Inc. stockholder.

Sincerely,

Eric J. Heagy

President, Chief Executive Officer and Chief Financial Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

QUESTIONS?
Call our Stock Information Center at 1-(800) 945-8598,
from 9:00 a.m. to 3:00 p.m., Central time, Monday through Friday, except bank holidays.

PFS-C

Dear Prospective Investor:

Keefe, Bruyette & Woods, A Stifel Company has been retained by Peru Federal Savings Bank and its proposed holding company, PFS Bancorp, Inc., as marketing agent in connection with the stock offering by PFS Bancorp, Inc.

At the request of Peru Federal Savings Bank, we are enclosing a Prospectus and Stock Order Form regarding the offering of shares of PFS Bancorp, Inc. common stock. We encourage you to read the enclosed Prospectus carefully before making an investment decision. If you have questions after reading the enclosed material, please call the Stock Information Center at 1-(800) 945-8598, from 9:00 a.m. to 3:00 p.m., Central time, Monday through Friday, except bank holidays.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. This is not a recommendation or solicitation for any action by you with regard to the enclosed material.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Keefe, Bruyette & Woods is a member of FINRA and SIPC.

PFS-BD

READ THIS FIRST

Office of the Comptroller of the Currency Guidance
for Account Holders

Your financial institution is in the process of selling stock to the public in a mutual-to-stock conversion transaction. As an account holder at this institution, you have certain priority subscription rights to purchase stock in the stock offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the stock offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of the Comptroller of the Currency (OCC) Customer Assistance Group, toll-free, at 1-(800) 613-6743. The OCC is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the stock offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion offering. If you have questions, please contact Peru Federal Savings Bank’s Stock Information Center at the toll-free number listed in the materials you are receiving. Alternatively, you can contact the OCC at: The Midwest Office located at 425 South Financial Place, Suite 1700, Chicago, Illinois 60605; (312) 360-8863.

(over)

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering include the following:

•	Know the Rules — By law, account holders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, account holders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•	“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•	Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or stock order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•	Get the Facts from the Source — If you have any questions about the securities offering, ask your financial institution for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources by visiting your financial institution.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

REVOCABLE PROXY 1. The approval of a plan of conversion whereby Peru Federal Savings Bank will convert from the mutual form of organization to the stock form of organization and will become the wholly owned subsidiary of a new stock holding company to be known as PFS Bancorp, Inc., as described in more detail in the accompanying proxy statement. 2. The establishment of the Peru Federal Savings Charitable Foundation, Inc. and the contribution to it of 40,000 shares of common stock and $100,000 in cash, for an aggregate contribution of $500,000; and Such other business as may properly come before the Special Meeting or any adjournment thereof. Note: The board of directors is not aware of any other matter that may come before the Special Meeting of Members. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each proposal, only if signed and dated. If any other business is presented at the Special Meeting of Members (the “Meeting”), including whether or not to adjourn the Meeting, this proxy will be voted by the proxies in their best judgment. This proxy also confers discretionary authority on the board of directors to vote with respect to any other business that may come before the Meeting or any adjournment of the Meeting. The undersigned acknowledges receipt from Peru Federal Savings Bank, before the execution of this proxy, of both Notice of Special Meeting of Members and the Proxy Statement for the Meeting. Signature: ______________________________________________________________ Date: ____________________, 2023 NOTE: Only one signature is required in the case of a joint account. Please sign your name exactly as it appears on this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian, etc., please add your full title to your signature. Corporation or partnership Proxy Cards should be signed by an authorized officer. YOUR PROMPT VOTE IS IMPORTANT! NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” BOTH PROPOSALS Internet and telephone voting are quick and simple ways to vote, available through 11:59 p.m., Central time, on June 28, 2023 FOLD AND DETACH THE PROXY CARD HERE FOR AGAINST CONTROL NUMBER 4 Please vote by marking one of the boxes as shown. If you vote by Internet or by telephone, you do NOT need to return your Proxy Card by mail. PLEASE VOTE ALL PROXY CARDS RECEIVED. NONE ARE DUPLICATES. (844) 258-8899 Use any touch-tone telephone to vote your proxy. Have your Proxy Card in hand when you call. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. myproxyvotecounts.com Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website via the URL on a computer or the QR code on a mobile device. You will be prompted to enter online your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. VOTE BY TELEPHONE (available 24 hours a day) VOTE BY INTERNET (available 24 hours a day) Mark, sign and date your Proxy Card and return it in the postage-paid Proxy Reply Envelope provided. VOTE BY MAIL OR OR PFS-PC FOR AGAINST

REVOCABLE PROXY PERU FEDERAL SAVINGS BANK SPECIAL MEETING OF MEMBERS TO BE HELD ON JUNE 29, 2023 THIS PROXY IS SOLICITED BY MANAGEMENT ON BEHALF OF THE BOARD OF DIRECTORS OF PERU FEDERAL SAVINGS BANK FOR USE AT THE SPECIAL MEETING OF MEMBERS TO BE HELD ON JUNE 29, 2023, AND ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH PROPOSAL. The above-signed being a member of Peru Federal Savings Bank hereby authorizes the full board of directors, and each of them, with full powers of substitution, to represent the above-signed at the Special Meeting of Members (the “Meeting”) to be held on June 29, 2023, at 1:00 p.m., Central time, at 1730 Fourth Street, Peru, Illinois 61354 and at any adjournment or postponement of the Meeting, to act with respect to all votes that the undersigned would be entitled to cast if then personally present, as set forth on the reverse side. Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Peru Federal Savings Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Meeting. (CONTINUED ON REVERSE SIDE) THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PLAN OF CONVERSION AND “FOR” THE ESTABLISHMENT AND FUNDING OF OUR CHARITABLE FOUNDATION. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” BOTH PROPOSALS. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES. VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF PFS BANCORP, INC. COMMON STOCK IN THE STOCK OFFERING. FOLD AND DETACH THE PROXY CARD HERE PFS-PC

Questions and Answers About Our Conversion and Stock Offering

GENERAL — THE CONVERSION AND STOCK OFFERING Our board of directors has unanimously determined that the conversion and stock offering is in the best interests of our organization, our customers and the communities we serve. Q. What is the conversion and stock offering? A. Pursuant to our plan of conversion, Peru Federal Savings Bank (“Peru Federal”) will convert from the mutual (meaning no stockholders) form of organization to the stock form of organization, through the sale of shares of PFS Bancorp, Inc. common stock. Upon completion of the conversion and stock offering, 100% of the common stock of PFS Bancorp, Inc. will be owned by stockholders, and PFS Bancorp, Inc. will own Peru Federal. Q. What are the reasons for the conversion and stock offering? A. Our primary reasons for converting to stock form and raising additional capital through the stock offering are: ● to increase capital to support future growth and profitability; ● to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees; and ● to offer our customers and employees an opportunity to purchase an equity interest in Peru Federal by purchasing shares of common stock of PFS Bancorp, Inc. Q. Is Peru Federal considered “well-capitalized” for regulatory purposes? A. Yes. As of December 31, 2022, Peru Federal was considered “well-capitalized” for regulatory purposes. Q. Will customers notice any change in Peru Federal’s day-to-day activities as a result of the conversion and stock offering? A. No. It will be business as usual. The conversion is an internal change to our corporate structure. There will be no change to our board of directors, management, and staff as a result of the conversion and stock offering. Peru Federal will continue to operate as an independent savings bank. Q. Will the conversion and stock offering affect customers’ deposit accounts or loans? A. No. The conversion and stock offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits and without interruption. Deposit accounts will not be converted to stock. THE CHARITABLE FOUNDATION Q. What is the Peru Federal Savings Charitable Foundation, Inc. and why is it being established in connection with the conversion? A. We intend to establish and contribute to the charitable foundation a total of 40,000 shares of our common stock and $100,000 in cash, for an aggregate contribution of $500,000 based on the $10.00 per share purchase price. The purpose of the charitable foundation is to provide financial support to charitable organizations in our market area and to enable the communities that we serve to share in our long-term growth. Our charitable foundation will be dedicated exclusively to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us. Q. Will the charitable foundation be established and funded if the conversion and stock offering are not approved and completed? A. No. The charitable foundation will only be established and funded if both the plan of conversion and the charitable foundation are approved by our eligible depositors. However, if we receive all other approvals, we will be permitted to complete the conversion without the charitable foundation if the establishment and funding of the charitable foundation is not approved by depositors. THE PROXY VOTE Although we have received conditional regulatory approval, the plan of conversion and the establishment and funding of the charitable foundation are also subject to approval by Peru Federal’s members (i.e. depositors of Peru Federal). Q. Why should I vote “FOR” both proposals? A. Your vote “FOR” both proposals is extremely important to us. Each eligible Peru Federal member as of May 1, 2023 should have received a Proxy Card. These packages also included a Proxy Statement describing the plan of conversion and the charitable foundation, neither of which can be implemented without the approval of the members of Peru Federal. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards that were sent to you. Our board of directors believes that converting to a fully public ownership structure will best support our future growth. Voting does not obligate you to purchase shares of common stock in the stock offering. Q. What happens if I don’t vote? A. Your vote is very important. Proxy Cards not voted will have the same effect as voting ‘‘Against’’ both proposals. Without sufficient favorable votes, we cannot complete the conversion and stock offering or establish and fund the charitable foundation. Q. How do I vote? A. You may vote by Internet or telephone by following the instructions on the proxy card. Internet and telephone voting is available 24 hours a day, and your vote will be recorded immediately. Alternatively, you may mark your This brochure answers questions about the conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

vote, sign, date and mail the proxy card(s) in the enclosed proxy reply envelope today. Regardless of how you choose to cast your vote, please vote today. Not voting has the same effect as voting “Against” both proposals. Q. How many votes are available to me? A. Depositors of Peru Federal at the close of business on May 1, 2023 are entitled to one vote for each $100 or fraction thereof on deposit. No depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer. Q. Why did I receive more than one Proxy Card? A. If you had more than one deposit account at Peru Federal at the close of business on May 1, 2023, you may have received more than one Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you. Q. More than one name appears on my Proxy Card. Who must sign? A. The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary. THE STOCK OFFERING AND PURCHASING SHARES Q. How many shares are being offered for sale and at what price? A. PFS Bancorp, Inc. is offering for sale between 1,360,000 and 1,840,000 shares of common stock (subject to increase to 2,116,500 shares) at $10.00 per share. No sales commission will be charged to purchasers. Q. Who is eligible to purchase stock in the stock offering? A. Pursuant to the plan of conversion, non-transferable rights to subscribe for shares of PFS Bancorp, Inc. common stock in the Subscription Offering have been granted in the following order of priority: Priority #1 — Depositors with accounts at Peru Federal with aggregate balances of at least $50 as of the close of business on December 31, 2021; Priority #2 — Our tax-qualified employee benefit plans; Priority #3 — Depositors with accounts at Peru Federal with aggregate balances of at least $50 as of the close of business on March 31, 2023; and Priority #4 — Depositors of Peru Federal as of the close of business on May 1, 2023. Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in Bureau, LaSalle and Putnam Counties in Illinois. Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Community Offering. Q. I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder? A. No. Subscription rights are non-transferable! Only those eligible to subscribe for common stock in the Subscription Offering, as listed above, may subscribe for shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to subscribe for shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the Subscription Offering. Q. How may I order shares in the Subscription and Community Offerings? A. Shares can be ordered by completing an original Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by paying for overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Peru Federal’s main office, located at 1730 Fourth Street, Peru, Illinois, or by mail using the Stock Order Reply Envelope provided. Hand-delivered stock order forms will only be accepted at this location. Stock order forms may not be delivered to our other office. Please do not mail Stock Order Forms to Peru Federal. Q. What is the deadline for ordering shares? A. To purchase shares in the Subscription Offering, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 1:00 p.m., Central time, on June 15, 2023. Acceptable methods for delivery of Stock Order Forms are described above. Q. How may I pay for the shares? A. Payment for shares can be remitted in three ways: (1) By personal check, bank check or money order, made payable to PFS Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. (2) By authorized deposit account withdrawal of funds from your Peru Federal deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Peru Federal may not be listed for direct withdrawal.

See information on retirement accounts below. (3) By cash. Cash will only be accepted at Peru Federal’s main office and will be converted to a bank check. Please do not mail cash! Q. Will I earn interest on my funds? A. Yes. If you pay by cash, personal check, bank check or money order, you will earn interest at 0.10% per annum, from the date your order is received until the completion of the conversion and stock offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Peru Federal deposit account(s), your funds will continue earning interest within the account at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and stock offering. Q. Are there limits to how many shares I can order? A. Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by an individual, or individuals acting through a single qualifying account held jointly is 25,000 shares ($250,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 40,000 shares ($400,000) in all categories of the stock offering combined. More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found in the Prospectus section entitled “The Conversion and Stock Offering — Limitations on Common Stock Purchases”. Q. May I use my Peru Federal individual retirement account (“IRA”) to purchase shares? A. It’s possible to use funds currently held in retirement accounts with Peru Federal. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Peru Federal or elsewhere, please call our Stock Information Center for guidance as soon as possible but in no event later than two weeks before the June 15, 2023 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held. Q. May I get a loan from Peru Federal to pay for shares? A. No. Peru Federal, by regulation, can not extend a loan for the purchase of PFS Bancorp, Inc. common stock in the offering. Similarly, you may not use existing Peru Federal line of credit checks to purchase stock in the offering. Q. May I change my mind and cancel my order after I place an order to subscribe for stock? A. No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the stock offering is terminated or is extended beyond July 31, 2023 or the number of shares of common stock to be sold is increased to more than 2,116,000 shares or decreased to less than 1,360,000 shares. Q. Are directors and executive officers of Peru Federal planning to purchase stock? A. Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 155,000 shares ($1,550,000) or approximately 11.1% of the shares to be outstanding based on the sale of stock at the minimum of the offering range. Q. Will the common stock be insured? A. No. Like any common stock, PFS Bancorp, Inc.’s common stock will not be insured. Q. Will dividends be paid on the stock? A. Following completion of the conversion and stock offering, PFS Bancorp, Inc.’s board of directors will have the authority to declare dividends on our shares of common stock. However, no decision has been made with respect to the payment of dividends. The payment and amount of any dividend payments will depend upon a number of factors, including, capital requirements, our financial condition and results of operations, other uses of funds for the long term value of stockholders, tax considerations, statutory and regulatory limitations, and general economic conditions. Q. How will the shares of PFS Bancorp, Inc. trade? A. We anticipate that the common stock sold in the offering will be quoted on the OTCQB Market operated by OTC Markets Group. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell PFS Bancorp, Inc. common stock. Q. If I purchase shares in the offering, when will I receive my shares? A. All shares of PFS Bancorp, Inc. common stock sold in the stock offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the conversion and stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership. WHERE TO GET MORE INFORMATION Q. How can I get more information? A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, at 1-(800) 945-8598, from 9:00 a.m. to 3:00 p.m., Central time, Monday through Friday. The Stock Information Center will be closed on bank holidays. This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

IMPORTANT NOTICE IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU. THEY DO NOT DUPLICATE EACH OTHER! THANK YOU! Questions? Call our Information Center, toll-free, at 1-(800) 945-8598 from 9:00 a.m. to 3:00 p.m., Central time, Monday through Friday, except bank holidays. This flyer is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. PFS-PF

YOUR VOTE IS IMPORTANT! PLEASE VOTE THE ENCLOSED PROXY CARD! If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package, please vote the enclosed replacement Proxy Card. You may vote by mail using the enclosed envelope or follow the telephone or Internet voting instructions on the Proxy Card. PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION AND “FOR” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. Not voting has the same effect as voting “against” both proposals. Voting does not obligate you to purchase common stock in the stock offering. The conversion will change our form of corporate structure, but will not result in changes to bank staff, management or your deposit accounts or loans at Peru Federal Savings Bank. Deposit accounts will not be converted to common stock. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits and without interruption. IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY DO NOT DUPLICATE EACH OTHER! QUESTIONS? Please call our Information Center at 1-(800) 945-8598, from 9:00 a.m. to 3:00 p.m., Central time, Monday through Friday, except bank holidays. PFS-PG1

Toppan Merrill 4079 Eureka Homestead Proxy Grams PG1 Proof 1 HAVE YOU VOTED YET? PLEASE VOTE THE ENCLOSED PROXY CARD! Our records indicate that you have not voted the Proxy Card(s) we mailed to you. If you are unsure whether you voted, please vote the enclosed replacement proxy card. Your vote will not be counted twice. Not voting has the same effect as voting “against” the plan of conversion and “against” the establishment and funding of the charitable foundation. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” BOTH PROPOSALS. Voting does not obligate you to purchase shares of common stock during the stock offering, nor does it affect your Peru Federal Savings Bank deposit accounts or loans. IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY DO NOT DUPLICATE EACH OTHER! QUESTIONS? Please call our Information Center at 1-(800) 945-8598, from 9:00 a.m. to 3:00 p.m., Central time, Monday through Friday, except bank holidays. PFS-PG2

Toppan Merrill 4079 Eureka Homestead Proxy Grams PG1 Proof 1 YOUR VOTE IS IMPORTANT! Not voting has the same effect as voting “against” the plan of conversion and “against” the establishment and funding of the charitable foundation. IN ORDER TO IMPLEMENT THE PLAN OF CONVERSION, WE MUST OBTAIN THE APPROVAL OF OUR VOTING MEMBERS. Please disregard this notice if you have already voted. If you are unsure whether you voted, Vote the enclosed replacement Proxy Card. Your vote will not be counted twice! IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY DO NOT DUPLICATE EACH OTHER! Please note: Implementing the plan of conversion and establishing and funding the charitable foundation will not affect your deposit accounts or loans at Peru Federal Savings Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits and without interruption. Voting does not obligate you to purchase common stock in the stock offering. THANK YOU VERY MUCH! QUESTIONS? Please call our Information Center at 1-(800) 945-8598, from 9:00 a.m. to 3:00 p.m., Central time, Monday through Friday, except bank holidays. PFS-PG3